Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Boston Scientific Corporation for the registration of 324,230 shares of its common stock and to the incorporation by reference therein of our reports dated February 20, 1998, with respect to the consolidated financial statements of Boston Scientific Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                             /s/   ERNST & YOUNG LLP
                                             ERNST & YOUNG LLP

Boston, Massachusetts
September 25, 1998